Exhibit 99.1

indie Semiconductor Exceeds Q3 2021 Expectations

•Delivered 32% Sequential and 60% Year-over-Year Revenue Growth
•Guides to 50% Sequential and More Than 170% Year-over-Year Revenue Growth with Sustained Non-GAAP Gross Margin Expansion in the Fourth Quarter 2021
•Updates Strategic Backlog to $2.6 Billion, Up from $2.0 Billion Last Year

ALISO VIEJO, Calif. – Nov. 10, 2021 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced third quarter 2021 results for the period ended September 30, 2021. Third quarter revenue grew to a record $12.2 million, up 60 percent from the year ago period and ahead of analyst consensus expectations. Non-GAAP gross margin expanded 90 basis points sequentially to 43.0 percent. On a GAAP basis, third quarter 2021 operating loss was $21.3 million versus $3.2 million in the year ago period, including transaction costs and stock-based charges. Non-GAAP operating loss for the third quarter of 2021 was $11.5 million compared to a non-GAAP operating loss of $3.0 million during the same quarter last year, reflecting increasing customer-driven R&D investments as well as public company infrastructure costs.

“Despite continued global supply chain constraints, indie exceeded third quarter top and bottom line expectations driven by ramps of our highly innovative automotive solutions,” said Donald McClymont, indie’s co-founder and chief executive officer. “Our advanced technologies are directly answering the market’s demand for higher integration as well as a step function increase in electronic performance to improve safety, accelerate electrification and enhance the user experience. Further to this end, we are substantially increasing our R&D investments to position indie as the semiconductor and software level solutions provider across all key sensor modalities, towards realizing our vision of creating an Autotech powerhouse.”

Q3 Business Highlights

•Ramped production of ultrasound devices for ADAS and park-assist systems
•Captured next-generation sockets with a global automotive connectivity and power delivery leader
•Secured advanced lighting designs with a premier provider of electric vehicles
•Expanded footprint at a German automotive supplier for user experience applications
•Signed definitive agreement to acquire TeraXion, adding complementary LiDAR laser solutions

Fourth Quarter 2021 Outlook

We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“indie is capitalizing on strong global demand for our Autotech solutions and on track to deliver record fourth quarter revenue,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “Specifically, we expect 50 percent sequential and more than 170 percent year-over-year revenue growth with non-GAAP gross margin of roughly 45 percent. With this guidance, which includes a partial quarter of our recently completed TeraXion acquisition, indie is approaching a $75 million annualized revenue run rate and is on pace to more than double total revenue in 2021. Further, based on our expanding product pipeline and strategic backlog, we are well positioned to maintain this steep growth trajectory over the coming years.”

indie’s Third Quarter 2021 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its third quarter 2021 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13723734.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on November 10, 2021, until 9:00 p.m. Eastern time on November 17, 2021, under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Conference ID: 13723734.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on edge sensors spanning multiple modalities including radar, light detection and ranging (LiDAR) and perception-enabled vision processing, for Advanced Driver Assistance Systems (ADAS), autonomous vehicles, connected car, user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Tokyo, Japan and several locations throughout China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements include, but are not limited to, statements regarding our future business and financial performance and prospects, and other statements identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our registration statement on Form S-1 (SEC File No. 333-257629) and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the impact of the COVID-19 pandemic; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of any acquisitions we may make; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political and economic instability in our target markets. indie cautions that the foregoing list of factors is not exclusive and investors are encouraged to read the additional risks and uncertainties previously disclosed in our registration statement on Form S-1 (SEC File No. 333-257629) and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein). All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

In addition, our strategic backlog estimate included herein represents the revenue we expect to recognize from product orders within the next ten years. The estimate of our strategic backlog requires substantial judgment and is based on a number of assumptions, including management’s current assessment of customer and third-party contracts that exist as of the date the estimate is made, as well as revenues from expected contract renewals and/or expected design wins, to the extent that we believe that recognition of the related revenue will be realizable within the next ten years. Although we believe the assumptions underlying our strategic backlog estimate are reasonable, they are not guarantees and we can give no assurance that we will be able to recognize the revenues reflected in the strategic backlog estimate. A number of factors could result in actual revenues being less than the amounts reflected in strategic backlog. Our customers or third-party partners may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions within their industries or geographic locations, we may experience delays in the development or delivery of products or services specified in customer contracts, or we may be unable to win competitive bid selection processes or achieve additional design wins on the timeline currently anticipated or at all. Accordingly, there can be no assurance that contracts, renewals or expected design wins included in strategic backlog will actually generate the specified revenues. Additionally, because strategic backlog estimates are operating metrics, the estimates are not required to be subject to the same level of internal review or controls as a U.S. generally accepted accounting principles (“GAAP”) financial measure.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Media Inquiries
Pilar Barrigas
949-418-8754
media@indiesemi.com

Investor Relations
ir@indiesemi.com

#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue:
Product revenue	$11,099	$5,732	$27,470	$13,294
Contract revenue	1,058	1,854	1,981	2,663
Total revenue	12,157	7,586	29,451	15,957
Operating expenses:
Cost of goods sold	6,930	3,664	17,097	8,742
Research and development	15,043	5,823	37,206	15,457
Selling, general, and administrative	11,442	1,265	23,015	4,080
Total operating expenses	33,415	10,752	77,318	28,279
Loss from operations	(21,258)	(3,166)	(47,867)	(12,322)
Other income (expense), net:
Interest income	16	6	36	18
Interest expense	(25)	(517)	(1,175)	(1,620)
Gain (loss) from change in fair value of SAFEs	—	(18,520)	21,600	(20,735)
Gain (loss) from change in fair value of warrants	(40,401)	—	(29,085)	—
Gain (loss) from change in fair value of earn-out liabilities	(45,516)	—	(27,677)	—
Gain (loss) from extinguishment of debt	—	—	304	—
Other income (expense)	(1,013)	28	(914)	140
Total other expense, net	(86,939)	(19,003)	(36,911)	(22,197)
Net loss before income taxes	(108,197)	(22,169)	(84,778)	(34,519)
Income tax (benefit) expense	(36)	(13)	34	9
Net loss	(108,161)	(22,156)	(84,812)	(34,528)
Less: Net loss attributable to noncontrolling interest	(28,512)	(197)	(22,127)	(590)
Net loss attributable to indie Semiconductor, Inc.	$(79,649)	$(21,959)	$(62,685)	$(33,938)

Net loss attributable to common shares —basic	$(79,649)	$(21,959)	$(62,685)	$(33,938)
Net loss attributable to common shares —diluted	$(79,649)	$(21,959)	$(62,685)	$(33,938)

Net loss per share attributable to common shares —basic	$(0.83)	$(0.70)	$(1.07)	$(1.09)
Net loss per share attributable to common shares —diluted	$(0.83)	$(0.70)	$(1.07)	$(1.09)

Weighted average common shares outstanding—basic (1)	96,368,379	31,349,643	58,791,245	31,153,933
Weighted average common shares outstanding—diluted (1)	96,368,379	31,349,643	58,791,245	31,153,933

(1) - Retroactively restated to give effect to reverse recapitalization.

INDIE SEMICONDUCTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$323,865	$18,698
Accounts receivable, net	8,857	5,913
Inventory, net	5,549	2,900
Prepaid expenses and other current assets	3,599	2,465
Total current assets	341,870	29,976
Property and equipment, net	3,282	2,169
Intangible assets, net	11,608	1,088
Goodwill	1,739	1,739
Other assets and deposits	193	154
Total assets	$358,692	$35,126

Liabilities and stockholders' equity
Accounts payable	$5,365	$4,554
Accrued expenses and other current liabilities	6,282	2,522
Intangible asset contract liability	2,499	2,270
Deferred revenue	377	1,665
Simple agreements for future equity ("SAFEs")	—	102,700
Current debt obligations	2,296	8,488
Total current liabilities	16,819	122,199
Long-term debt, net of current portion	—	12,345
Warrant liability	103,492	—
Earn-out liability	147,317	—
Intangible asset contract liability, net of current portion	9,316	400
Other long-term liabilities	2,401	1,674
Total liabilities	279,345	136,618
Commitments and contingencies
Stockholders' equity
Preferred stock	—	—
Class A common stock	9	3
Class V common stock	3	3
Additional paid-in capital	271,738	43,155
Accumulated deficit	(175,056)	(153,264)
Accumulated other comprehensive loss	61	(209)
indie's stockholders' equity (deficit)	96,755	(110,312)
Noncontrolling interest	(17,408)	8,820
Total stockholders' equity (deficit)	79,347	(101,492)
Total liabilities and stockholders' equity	$358,692	$35,126

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of GAAP basis financial data to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Computation of non-GAAP gross margin:
GAAP revenue	$12,157	$7,586	$29,451	$15,957
GAAP cost of goods sold	6,930	3,664	17,097	8,742
Non-GAAP gross profit	$5,227	$3,922	$12,354	$7,215
Non-GAAP gross margin	43.0%	51.7%	41.9%	45.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Computation of non-GAAP operating loss:
GAAP loss from operations	$(21,258)	$(3,166)	$(47,867)	$(12,322)
Acquisition-related expenses	3,494	138	5,000	230
Share-based compensation	6,216	—	14,185	—
Non-GAAP operating loss	$(11,548)	$(3,028)	$(28,682)	$(12,092)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Computation of non-GAAP net loss:
GAAP Net loss	$(108,161)	$(22,156)	$(84,812)	$(34,528)
Acquisition-related expenses	3,494	138	5,000	230
Share-based compensation	6,216	—	14,185	—
(Gain) loss from change in fair value of SAFEs	—	18,520	(21,600)	20,735
(Gain) loss from change in fair value of warrants	40,401	—	29,085	—
(Gain) loss from change in fair value of earn-out liabilities	45,516	—	27,677	—
(Gain) loss from extinguishment of debt	—	—	(304)	—
Other (income) expense	1,013	(28)	914	(140)
Non-cash interest expense	1	48	198	149
Deferred tax	(36)	(13)	34	9
Non-GAAP net loss	$(11,556)	$(3,491)	$(29,623)	$(13,545)

Three Months Ended September 30, 2021
Computation of non-GAAP share count:
Weighted average common shares outstanding—diluted	96,368,379
Escrow Shares	3,450,000
ADK Minority Holders interests	34,245,451
Non-GAAP share count	134,063,830

Non-GAAP net loss	$(11,556)
Non-GAAP net loss per share	$(0.09)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net income (loss), (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP net income (loss) per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to changes in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, and unrealized gains or losses from currency hedging contracts (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from extinguishment of debt and (vi) non-cash tax expenses. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by subtracting cost of sales from revenue. Note, all costs incurred in relation to our contract revenues are expensed as incurred as research and development costs and are therefore not included in the computation of non-GAAP gross profit. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations) and share-based compensation. We calculate non-GAAP net income (loss) by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees, deemed compensation expense, and amortization of acquisition-related intangibles), (ii) gains or losses recognized in relation to change in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from the extinguishment of debt, and (vi) non-cash tax expenses. We calculate non-GAAP share count by adding to GAAP weighted average common shares outstanding: (i) Escrow Shares and (ii) ADK Minority Holders interest, which represents all shares issuable to vested minority equity interests held in Ay Dee Kay LLC upon exchange for indie Class A shares as described in the Form 10-Q. Non-GAAP net income (loss) per share is calculated by non-GAAP income (loss) divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, and acquisition-related expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) can make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts, warrants, and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Gain from extinguishment of debt - related to the gain from the PPP loan forgiveness and partially offset by the one-time debt termination fees and the acceleration of unamortized debt discounts and issuance costs as a result of the payoff of debt obligations. This net gain is not reflective of management’s operation decisions and are not expected to recur.

Other income (expense) - primarily related to an unrealized loss that represented the change in exchange rate between contract issuance date and period-end for a currency forward contract.

Deferred tax charges - because such charges do not result in a current period tax payment.

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.